Harbor Custom Development, Inc. Announces Closing of $10 Million Public Offering TACOMA, Wash., May 18, 2023 (GLOBE NEWSWIRE) -- Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW, HCDIZ) ("Harbor," "Harbor Custom Homes®," or the "Company"), a real estate company involved in all aspects of the land development cycle, today announced the closing of its previously announced public offering of an aggregate of 1,951,218 shares of its common stock (or pre-funded warrants in lieu thereof) and warrants to purchase 1,951,218 shares of common stock, at a combined public offering price of $5.125 per share (or pre-funded warrant in lieu thereof) and accompanying warrant. The warrants have an exercise price of $5.00 per share, are exercisable immediately upon issuance, and expire five years from the date of issuance. H.C. Wainwright & Co. acted as the exclusive placement agent for the offering. The gross proceeds to the Company from this offering were approximately $10 million before deducting the placement agent's fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for real estate entitlements, and real estate construction and development; payment toward the balance of our loan with BankUnited N.A. ("BankUnited"), and working capital and general corporate purposes. The securities described above were offered pursuant to a registration statement on Form S- 1 (File No. 333-271550), which was declared effective by the Securities and Exchange Commission (the "SEC") on May 16, 2023. The offering was made only by means of a prospectus which forms a part of the effective registration statement. A final prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus has been filed with the SEC and may be obtained on the SEC's website at https://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Harbor Custom Development, Inc. Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle, including land acquisition, entitlements, construction of project infrastructure, home and apartment building, marketing, and sales of various residential projects in Western Washington's Puget Sound region; Sacramento, California; Austin, Texas and Punta Gorda, Florida. As a land developer and builder of apartments, and single-family luxury homes, Harbor Custom Development's business strategy is to acquire and develop land strategically based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on acquiring land with scenic views or convenient access to freeways and public transportation to develop and sell residential lots, new home communities, and multi-story apartment properties within a 20 to 60-minute commute of the nation's fastest-growing metro employment corridors. Forward-Looking Statements Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law. Investor Relations Hanover International IR@harborcustomdev.com 866-744-0974